    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1998


                                            REGISTRATION STATEMENT NO. 333-59857
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   DEY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    2834                                   94-2463696
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

    2751 NAPA VALLEY CORPORATE DRIVE, NAPA, CALIFORNIA 94558, (877) 666-1534 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                CHARLES A. RICE
                                PAMELA R. MARRS
                                   DEY, INC.
                        2751 NAPA VALLEY CORPORATE DRIVE
                             NAPA, CALIFORNIA 94558
                                 (877) 666-1534
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                with copies to:

                EDWIN S. MATTHEWS, JR., ESQ.                                      ROBERT M. CHILSTROM, ESQ.
                   JEFFREY E. COHEN, ESQ.                                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      COUDERT BROTHERS                                                 919 THIRD AVENUE
                1114 AVENUE OF THE AMERICAS                                           NEW YORK, NY 10022
                     NEW YORK, NY 11036                                                (212) 735-3000
                      (212) 626-4400

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

     If this form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

     If this form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates.

SEC registration fee......................................................................   $   76,535
NASD filing fee...........................................................................       26,444
New York Stock Exchange listing fee.......................................................      383,000
Blue Sky fees and expenses................................................................       15,000
Printing and engraving expenses...........................................................      300,000
Legal fees and expenses...................................................................      500,000
Accounting fees and expenses..............................................................      300,000
Miscellaneous expenses....................................................................       74,021
                                                                                             ----------
     TOTAL................................................................................   $1,675,000
                                                                                             ----------
                                                                                             ----------

     All of such expenses are to be borne by the Company.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position with another corporation or entity, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct.
Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Certificate of Incorporation provides that the registrant will indemnify, to the full extent authorized or permitted by law, any person made, or threatened to be made, a party or witness to any action, suit or proceeding, whether civil or criminal or otherwise, by reason of the fact that he or she is or was a director or officer of the registrant or by reason of the fact that such director or officer, at the request of the registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     The Certificate of Incorporation also provides that no director of the registrant will be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director other than for: (i) any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of illegal dividends or (iv) any transaction from which such director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The registrant has not issued any securities within the past three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


 EXHIBIT
   NO.      DESCRIPTION
---------   -----------------------------------------------------------------------------------------------------------
     1.1     --   Underwriting Agreement*
     3.1     --   Restated Certificate of Incorporation of the Company*
     3.2     --   Amended and Restated By-laws of the Company*
     4.1     --   Note dated July 31, 1997, issued by the Company to Lipha Americas, Inc.**
     4.2     --   Facility Agreement dated as of August 13, 1998 between the Company and Merck KGaA as Lender***
     5.1     --   Opinion of Coudert Brothers*
    10.1     --   Master Agreement between EM Industries, Incorporated and Dey Laboratories, L.P., dated as of May 26,
                  1998****
    10.2     --   License Agreement dated          , 1998 between Dey Laboratories, L.P. and Lipha S.A.*
    10.3     --   Tax Sharing Agreement dated          , 1998 between the Company and Lipha Americas, Inc.*
    10.4     --   Management Services Agreement dated September 1, 1998 between the Company and Lipha Americas, Inc.**
    10.5     --   Management Services Agreement dated September 1, 1998 between the Company and Allergy Free L.P.**
    10.6     --   Management Services Agreement dated September 1, 1998 between the Company and EM Pharma, Inc.**
    10.7     --   Lease between Dey Laboratories, L.P. and EBP 2, Ltd.**
    10.8     --   Assignment Agreement dated September 1, 1998 between Dey, L.P. and EM Pharma, Inc.**
    10.9     --   Dey, Inc. 1998 Incentive Plan*
    21.1     --   Subsidiaries of the Company***
    23.1     --   Consent of Coudert Brothers (filed as Exhibit 5.1 hereto)*
    23.2     --   Report on Schedule and Consent of KPMG Peat Marwick LLP, Independent Auditors***
    24.1     --   Power of Attorney***
    27.1     --   Financial Data Schedule***



------------------
   * To be filed by amendment.



  ** Filed herewith.



 *** Previously filed.



**** Filed herewith. Confidential material omitted and filed separately with the Commission pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


     (b) Financial Statements and Schedules.

          Schedule II     Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance of Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NAPA, STATE OF CALIFORNIA, ON OCTOBER 2, 1998.


                                          DEY, INC.


                                          By:         /s/ CHARLES A. RICE
                                              ----------------------------------
                                                       Charles A. Rice
                                                 President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURES                                       TITLE                               DATE
               ----------                                       -----                               ----
           /s/ CHARLES A. RICE             President, Chief Executive Officer and Director         Oct. 2, 1998
----------------------------------------   (Principal Executive Officer)
             Charles A. Rice

                    *                      Executive Vice President, Chief Financial               Oct. 2, 1998
----------------------------------------   (Principal Executive Officer)
             Pamela R. Marrs               Accounting Officer)

                    *                      Director                                                Oct. 2, 1998
 ----------------------------------------
           Bernhard Scheuble

                    *                      Director                                                Oct. 2, 1998
----------------------------------------
           Jean-Noel Treilles

                    *                      Director                                                Oct. 2, 1998
             Peter A. Wriede


* By     /S/ CHARLES A. RICE
     ----------------------------------
            Charles A. Rice

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
 -------     -----------                                                                                    ----------
    1.1       --   Underwriting Agreement*
    3.1       --   Restated Certificate of Incorporation of the Company*
    3.2       --   Amended and Restated By-laws of the Company*
    4.1       --   Note dated July 31, 1997, issued by the Company to Lipha Americas, Inc.**
    4.2       --   Facility Agreement dated as of August 13, 1998 between the Company and Merck KGaA as
                   Lender***
    5.1       --   Opinion of Coudert Brothers*
   10.1       --   Master Agreement between EM Industries, Incorporated and Dey Laboratories, L.P., dated as of May 26, 1998****
   10.2       --   License Agreement dated          , 1998 between Dey Laboratories, L.P. and Lipha S.A.*
   10.3       --   Tax Sharing Agreement dated          , 1998 between the Company and Lipha Americas,
                   Inc.*
   10.4       --   Management Services Agreement dated September 1, 1998 between the Company and Lipha
                   Americas, Inc.**
   10.5       --   Management Services Agreement dated September 1, 1998 between the Company and Allergy
                   Free L.P.**
   10.6       --   Management Services Agreement dated September 1, 1998 between the Company and
                   EM Pharma, Inc.**
   10.7       --   Lease between Dey Laboratories, L.P. and EBP 2, Ltd.**
   10.8       --   Assignment Agreement dated September 1, 1998 between Dey, L.P. and EM Pharma, Inc.**
   10.9       --   Dey, Inc. 1998 Incentive Plan*
   21.1       --   Subsidiaries of the Company***
   23.1       --   Consent of Coudert Brothers (filed as Exhibit 5.1 hereto)*
   23.2       --   Report on Schedule and Consent of KPMG Peat Marwick LLP, Independent Auditors***
   24.1       --   Power of Attorney***
   27.1       --   Financial Data Schedule***



------------------
   * To be filed by amendment.



  ** Filed herewith.



 *** Previously filed.



**** Filed herewith. Confidential material omitted and filed separately with the Commission pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.